

<ARTICLE> UT
<LEGEND> THIS SCHEDULE CONTAINS UNICOM CORPORATION AND SUBSIDIARY COMPANIES'
         CONSOLIDATED SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
         CONSOLIDATED BALANCE SHEET AND STATEMENT OF CONSOLIDATED CAPITALIZATION
         AS OF DECEMBER 31, 1994 AND THE RELATED STATEMENTS OF CONSOLIDATED
         INCOME, RETAINED EARNINGS AND CASH FLOWS FOR THE YEAR ENDED DECEMBER
         31, 1994 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
         FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                    DEC-31-1994
<PERIOD-START>                       JAN-01-1994
<PERIOD-END>                         DEC-31-1994
<BOOK-VALUE>                            PER-BOOK
<TOTAL-NET-UTILITY-PLANT>             17,323,333
<OTHER-PROPERTY-AND-INVEST>            1,040,287
<TOTAL-CURRENT-ASSETS>                 1,401,852
<TOTAL-DEFERRED-CHARGES>                       0<F1>
<OTHER-ASSETS>                         3,356,016
<TOTAL-ASSETS>                        23,121,488
<COMMON>                               4,890,931
<CAPITAL-SURPLUS-PAID-IN>                      0
<RETAINED-EARNINGS>                      560,971
<TOTAL-COMMON-STOCKHOLDERS-EQ>         5,448,127<F2>
<PREFERRED-MANDATORY>                    292,163<F3>
<PREFERRED>                              508,147<F3>
<LONG-TERM-DEBT-NET>                   7,453,206<F4><F5>
<SHORT-TERM-NOTES>                         7,150
<LONG-TERM-NOTES-PAYABLE>                      0<F5>
<COMMERCIAL-PAPER-OBLIGATIONS>                 0
<LONG-TERM-DEBT-CURRENT-PORT>            395,554<F4>
<PREFERRED-STOCK-CURRENT>                 17,801<F3>
<CAPITAL-LEASE-OBLIGATIONS>              433,184
<LEASES-CURRENT>                         147,190
<OTHER-ITEMS-CAPITAL-AND-LIAB>         8,418,966
<TOT-CAPITALIZATION-AND-LIAB>         23,121,488
<GROSS-OPERATING-REVENUE>              6,277,521<F6>
<INCOME-TAX-EXPENSE>                     275,489<F7>
<OTHER-OPERATING-EXPENSES>             4,896,342
<TOTAL-OPERATING-EXPENSES>             5,194,329
<OPERATING-INCOME-LOSS>                1,083,192
<OTHER-INCOME-NET>                     (128,974)<F7><F8>
<INCOME-BEFORE-INTEREST-EXPEN>           976,716
<TOTAL-INTEREST-EXPENSE>                 621,782
<NET-INCOME>                             354,934
<PREFERRED-STOCK-DIVIDENDS>                    0<F8>
<EARNINGS-AVAILABLE-FOR-COMM>            354,934
<COMMON-STOCK-DIVIDENDS>                 342,561
<TOTAL-INTEREST-ON-BONDS>                      0<F9>
<CASH-FLOW-OPERATIONS>                   653,848
<EPS-PRIMARY>                               1.66
<EPS-DILUTED>                               1.66

<F1> This item is not disclosed as a separate line item on Unicom Corporation's consolidated balance sheet.

<F2> Includes a deduction of $3,775 thousand for preference stock expense of subsidiary (Commonwealth Edison Company).

<F3> Preferred and preference stocks of subsidiary (Commonwealth Edison
     Company).

<F4> Long-term debt of subsidiary (Commonwealth Edison Company).

<F5> $1,450,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F6> GROSS-OPERATING-REVENUE is shown net of provisions for revenue refunds of
     $15,909 thousand.

<F7> A tax benefit of $22,498 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F8> A $64,927 thousand provision for preferred and preference stock dividends of subsidiary (Commonwealth Edison Company) is included in OTHER-INCOME-NET.

<F9> This item is not disclosed as a separate line item on Unicom Corporation's statement of consolidated income.


